UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2011

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02    Unregistered Sales of Equity Securities.

Pursuant to Item 3.02 of Form 8-K, the Company is required to file a Form 8-K to report particular information related to unregistered sales of the Company's equity securities (the "Equity Securities"), if the aggregate number of such shares sold since the filing of the Company's last periodic report is equal to or greater than 5% of the outstanding Common Stock of the Company (the "Common Stock").

On September 20, 2011, the aggregate number of Equity Securities sold in unregistered transactions by the Company exceeded the 5% threshold. The following is a description of all sales of unregistered Equity Securities by the Company since our last report on form 10-Q, which was filed on August 15, 2011:

On July 15, 2011 the Company granted 185,552 shares of Common Stock to a vendor for services rendered in the amount of $9,416.

On July 30, 2011 the Company granted an employee a Warrant to purchase 200,000 shares of Common Stock at a price of $0.06 per share in connection with the employee's annual review. The Warrant vests monthly over six months and has an expiration date after five years.

On August 8, 2011 the Company granted 718,175 shares of Common Stock to a related party who exercised options in exchange for a reduction in accounts payable of $75,408.

On August 8, 2011 the Company granted 23,245 shares of Common Stock to a vendor who elected to receive twenty percent of their fees in the form or equity for services rendered in the amount of $930.

On August 26, 2011 the Company granted 200,000 shares of common stock to a vendor as to defer payment accounted as interest valued at $12,000.

On September 12, 2011 the Company granted 1,000,000 shares of Common Stock to third-party in exchange for services rendered in the amount of $60,000.

On August 8, 2011 and August 12, 2011, the Company entered into two Convertible Promissory Notes with two unrelated third-parties for a principal amount totaling $250,000 and warrants to purchase 1,200,000 shares of Common Stock. The Convertible Promissory Notes mature on 2/29/2012 and the Company may, at its own discretion, extend the maturity date for an additional six months. The Notes bear interest at 6%, or 12% per annum payable in cash or shares of Common Stock or a combination of cash and shares of common stock. The decision whether to pay in cash, shares of Common Stock or combination of both shall be at the sole discretion of the Company. The Notes are convertible into shares of Common Stock by dividing (i) the then outstanding balance of such note by (ii) the product of seventy (70%) multiplied by the arithmetic average of the volume weighted average price of the Common Stock for the ten (10) consecutive trading days ending on the day that is three (3) trading days prior to the applicable investment date.

On September 12, 2011 the Company granted an employee a Warrant to purchase 200,000 shares of Common Stock at a price of $0.06 per share in connection with the hiring of the employee. The Warrant vests annually over two years and has an expiration date after five years.

On September 12, 2011 the Company granted a third-party a Warrant to purchase 2,000,000 shares of Common Stock at a price of $0.06 per share in exchange for services rendered in the amount of $120,000.

On September 20, 2011, the Company granted 250,000 shares of Common Stock to a third-party in exchange for a reduction in accounts payable in the amount of $15,000.

On September 20, 2011, The Company granted 100,000 shares of Common Stock to a third-party in exchange for services valued at $6,000.

All securities referenced above were issued in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to Section 4(2) thereof and the rules promulgated thereunder. The certificates representing such securities bear legends to that effect.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
September 23, 2011	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer